                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Amendment No. 5 to the Schedule 13D with respect to the common stock of TOR Minerals International, Inc. (including any amendments thereto) and further agree that this Joint Filing Agreement shall be included as an Exhibit to such filings.

         In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement on the dates indicated.



Date: July 15, 2003                    Lim Keng Kay


                                       /s/ Lim Keng Kay
                                       -----------------------------------------
                                       By: /s/ Tan Chin Yong
                                           -------------------------------------
                                           Tan Chin Yong, Attorney in fact


Date: July 15, 2003                    Megamin Ventures Sdn Bhd



                                       By: /s/ Tan Chin Yong
                                           -------------------------------------
                                           Tan Chin Yong, Attorney in fact


                                       8